UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 2, 2008
HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-09764	11-2534306
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
400 Atlantic Street, Suite 1500
Stamford, CT 06901
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (203) 328-3500

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to 2002 Stock Option and Incentive Plan
     On September 17 and October 21, 2008, the Compensation and Option Committee of the Board of Directors (the “Committee”) of Harman International Industries, Incorporated (the “Company”) adopted, subject to stockholder approval, amendments (the “Incentive Plan Amendments”) to the 2002 Stock Option and Incentive Plan (the “Incentive Plan”). At the annual meeting of stockholders of the Company, which was held on December 3, 2008, the Company’s stockholders approved the Incentive Plan Amendments as described in the Company’s proxy statement filed with the Securities and Exchange Commission (the “Commission”) on October 21, 2008 (the “Proxy Statement”). The Incentive Plan, as amended, became effective September 17, 2008, the first date upon which the Incentive Plan Amendments were adopted and approved by the Committee.
     The Incentive Plan Amendments increased the number of shares of common stock available for issuance under the Incentive Plan by 760,000 shares, increased the limits on individual grants during any calendar year and on total grants, expanded and reapproved the list of performance criteria that may be used for awards, changed the initial and annual grants to non-management directors to restricted share units, precluded dividend equivalents for stock options and stock appreciation rights and precluded transfers of awards for value, reduced to one year the minimum three-year vesting period for awards of restricted shares and restricted share units, authorized the Committee to cancel underwater options in connection with certain transactions, and made technical changes intended to comply with Section 409A of the Internal Revenue Code.
2008 Key Executive Officers Bonus Plan
     In September 2008, the Committee adopted the 2008 Key Executive Officers Bonus Plan (the “2008 Plan”), subject to stockholder approval. The 2008 Plan amends and restates the 2007 Key Executive Officers Bonus Plan. The 2008 Plan added performance measures consistent with the Incentive Plan, as amended, and the Company’s Management Incentive Compensation Plan. On December 3, 2008, the Company’s stockholders approved the 2008 Plan as described in the Proxy Statement. Upon stockholder approval, the 2008 Plan became effective July 1, 2008.
     The 2008 Plan allows cash bonuses paid under it to be considered “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code. Under the 2008 Plan, the Committee will establish target awards and performance measures at the beginning of each fiscal year. The maximum annual cash award payable to any plan participant under the 2008 Plan is $3 million. At the end of each fiscal year, the Committee will determine whether the performance measures were met and, if so, the amount of the cash award to be paid to each plan participant under the 2008 Plan.
Awards to Non-Management Directors
     The Incentive Plan Amendments, as approved by the Company’s stockholders on December 3, 2008, changed the initial and annual grants to non-management directors to restricted share units. For the initial awards, the number of restricted share units is equal to

$200,000 divided by the closing price of the Company’s common stock, par value $0.01 per share (“Common Stock”) on the date of grant. The number of restricted share units awarded annually is equal to $125,000 divided by the closing price of the Common Stock on the date of grant. An individual who first becomes a non-management director at an annual meeting of the Company’s stockholders will not be entitled to the annual grant until the following annual meeting. As a result of these changes, on December 3, 2008, each of Brian Carroll, Harald Einsmann, Ann McLaughlin Korologos, Edward Meyer, Kenneth Reiss and Gary Steel received 8,828 restricted share units. In addition, Hellene Runtagh, who was first elected by stockholders as a director of the Company on December 3, 2008, received 14,124 restricted share units. The restricted share units included in each grant (a) vest at a rate of one-third on each anniversary of the date of the grant, (b) become fully vested upon the director’s retirement from the Board of Directors, provided that the director has attained age 65 and completed five years of service as a director and (c) become fully vested upon a change in control of the Company or death or disability of the director.
Dinesh Paliwal
     As previously disclosed, on September 17, 2008, the Committee approved awards of 102,571 restricted share units to Dinesh Paliwal, the Company’s Chairman and Chief Executive Officer. The awards were subject to stockholder approval of the Incentive Plan Amendments, which were approved at the Company’s annual meeting of stockholders held on December 3, 2008. The awards included a make-whole award of 73,814 restricted share units and 28,757 restricted share units included as part of Mr. Paliwal’s annual equity grants. For each restricted share unit, Mr. Paliwal will be entitled to one share of Common Stock. The 28,757 restricted share units included as part of his annual equity grants will vest three years from the date of grant. Of the remaining 73,814 restricted share units, 12,913 will vest on December 3, 2009, 32,460 will vest on March 1, 2010, 20,911 will vest on July 1, 2010, 3,765 will vest on July 1, 2011 and 3,765 will vest on July 1, 2012.
     In addition, on December 2, 2008, the Committee approved further amendments to Mr. Paliwal’s letter agreement with the Company, dated May 8, 2007, as amended on November 29, 2007. The amendments include technical changes intended to comply with Section 409A of the Internal Revenue Code.
Award Agreements
     On December 2, 2008, the Committee adopted new or updated forms of award agreements under the Incentive Plan to reflect the changes intended to comply with Section 409A of the Internal Revenue Code and to reflect the new awards to non-management directors and Mr. Paliwal provided for under the Incentive Plan Amendments. The awards represented by these agreements included (1) the initial and annual restricted share unit awards to non-management directors, (2) annual performance-based restricted share unit awards, (3) annual time-vested restricted share unit awards, (4) Mr. Paliwal’s annual stock option award, (5) Mr. Paliwal’s annual restricted share unit award and (6) Mr. Paliwal’s make-whole award of 73,814 restricted share units. The terms of these agreements are substantially consistent with the terms of the Incentive Plan and applicable awards, as disclosed in the Proxy Statement.

     In addition, the Committee approved agreements representing (1) Mr. Paliwal’s award in January 2008 of 34,608 restricted share units outside of the Incentive Plan and (2) an award made outside of the Incentive Plan in September 2008 to Herbert Parker, the Company’s Chief Financial Officer, of 28,344 restricted share units. The agreement with Mr. Paliwal is consistent with the terms of the award as described in the Proxy Statement. The agreement with Mr. Parker is consistent with the terms of the award as described in the Current Report on Form 8-K filed with the Commission on September 23, 2008.
Severance Agreements
     The Company previously entered into severance agreements with Mr. Paliwal and Mr. Parker. On December 2, 2008, the Committee approved technical amendments to these severance agreements intended to comply with Section 409A of the Internal Revenue Code and to make clear that COBRA reimbursement benefits will be provided on an after-tax basis. In addition, the Committee approved severance agreements with the following members of the Company’s Executive Committee: Blake Augsburger, David Karch, Richard Sorota, John Stacey and Todd Suko. The agreements provide that if, during the six months prior to or within two years following a change in control of the Company, the executive is terminated without cause or under certain circumstances terminates his own employment, he is entitled to receive a severance payment equal to one and one-half times his highest annual base salary during any period prior to his termination. The executive is also entitled to receive 18 months’ COBRA reimbursement on an after-tax basis and up to $50,000 for outplacement services. Each of the severance agreements expires on December 31, 2012. Thereafter, unless the Company or the executive has notified the other by the preceding September 30 that the Company or the executive, as appropriate, does not wish the agreement to be extended, the agreement will be automatically extended on the following January 1 for an additional year.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARMAN INTERNATIONAL INDUSTRIES, INCORPORATED
By:	/s/ Todd A. Suko
Todd A. Suko
Vice President, General Counsel and Secretary

Date: December 8, 2008